CodeAmerica Investments, LLC
7227 Winchester Road PMB 258
Memphis, Tennessee 38118

ASSIGNMENT AND BILL OF SALE

For a valuable cash consideration received, and in consideration of the covenants and agreements of Buyer herein contained, and upon and subject to the exceptions, reservations, conditions and other provisions hereinafter set forth, CodeAmerica Investments, LLC, a Nevada Limited Liability Company (hereafter called "Seller"), whose address is 7227 Winchester Road, PMB 258, Memphis, Tennessee, 38118, hereby sells, assigns and delivers effective October 22, 2003, at 7:00 a.m. local time (the "Effective Time"), to Altus Explorations Inc. (hereinafter called "Buyer"), whose address is Suite 100 - 8900 Germantown Road, Olive Branch, Mississippi 38654, for a purchase price of $200,000, a Ten Percent (10%) Working Interest in that portion of Seller's right, title and interest in and to those lands as described on Exhibit "A" attached hereto, including in particular the T.E. Lane gas unit located in Freestone County, Texas, and made a part hereof ("Interests"), including such Seller's right, title and interest in and to:

I. The oil and gas leases ("Leases") and other interests (if any) described on Exhibit "A" (the "Real Property"), together with the contract and other rights appurtenant thereto or utilized in connection therewith; and

II. The wells, equipment, materials and other personal property used or useful in connection with the production, gathering, storing, measuring, treating, operating, maintaining, or marketing of production from any of the Leases; and

III. the proportionate part of Seller's right, title and interest in the contracts and contractual rights related to the Real Property, including without limitation, unit agreements, operating agreements, farmouts and farmins.

THIS ASSIGNMENT AND BILL OF SALE IS EXECUTED WITHOUT ANY WARRANTY OF TITLE, EITHER EXPRESSED OR IMPLIED (EXCEPT AS EXPRESSLY PROVIDED BELOW) AND IS FURTHER MADE WITHOUT ANY EXPRESSED OR IMPLIED WARRANTY OR REPRESENTATION AS TO THE MERCHANTABILITY OF ANY OF THE PROPERTY(IES) OR ITS FITNESS FOR ANY PURPOSE, AND WITHOUT ANY OTHER EXPRESSED OR IMPLIED WARRANTY OR REPRESENTATION WHATSOEVER. IT IS UNDERSTOOD AND AGREED THAT BUYER HAS INSPECTED THE PROPERTY(IES) FOR ALL PURPOSES, INCLUDING WITHOUT LIMITATION FOR THE PURPOSE OF DETECTING THE PRESENCE OF NATURALLY OCCURRING RADIOACTIVE MATERIAL (HEREINAFTER REFERRED TO AS "NORM") AND MAN MADE MATERIAL FIBERS (HEREINAFTER REFERRED TO AS "MMMF") AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, AND THAT BUYER IS RELYING SOLELY UPON THE RESULTS OF SUCH CONDITION. SELLER DISCLAIMS ALL LIABILITY ARISING IN CONNECTION WITH THE PRESENCE OF NORM AND MMMF ON THE PROPERTY(IES) AND IF TESTS HAVE BEEN CONDUCTED BY SELLER FOR THE PRESENCE OF NORM OR MMMF, SELLER DISCLAIMS ANY WARRANTY RESPECTING THE ACCURACY OF SUCH TESTS OR RESULTS. BUYER EXPRESSLY WAIVES THE PROVISIONS OF CHAPTER XVII, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.55A WHICH IS NOT WAIVED), VERNON'S TEXAS CODE ANNOTATED, BUSINESS AND COMMERCE CODE (THE "DECEPTIVE TRADE PRACTICES ACT") AND ACKNOWLEDGES CONVEYANCE AND ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF BUYER AND EXPLAINED IN DETAIL AND THAT BUYER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OR WARRANTY OF FITNESS. BUYER HAS INSPECTED THE INTERESTS AND THE RECORDS PERTAINING THERETO TO ITS SATISFACTION AND ACCEPTS SAME "AS IS".

Notwithstanding the foregoing, CodeAmerica Investments, LLC represents and warrant to the Buyer in respect of the T.E. Lane gas unit located in Freestone County, Texas that:

  the Lane No. 1 is a 15,400' gas well is currently in final stages of completion within the Bossier formation;

  the Seller is a company owned by William M. Cox;

  the Bossier wells in the particular area typically independently produce at 4 to 10 MMCFD with recoverable reserves of 2 to 6 BCF after stimulation;

  the acquisition of this 10% working interest from the Seller shall provide the Buyer with the option to participate in three more wells within the T.E. Lane gas unit, which participation shall require the Buyer to pay its proportionate share of costs associated with its interest; and

  the T.E. Lane gas unit is subject to royalties of 28% of production and, as a result,, CodeAmerica Investments, LL.C. shall deliver to the Buyer its proportionate share of a Net Revenue Interest (NRI) of seventy-two percent (72%) in and to the properties as listed on Exhibit "A". Said New Revenue Interest shall be inclusive of all lease burdens (i.e. Lease Royalties, etc.) placed of record as of the effective date of this Agreement. There is hereby excepted from this Assignment and Bill of Sale and reserved to Seller, its affiliates, successors and assigns, all rights and interests not specifically transferred herein.

Seller warrants to Buyer and its successors and assigns title to the interests as described on Exhibit "A" against claims and demands of all persons whomsoever claim the same or any part thereof by, through and under Seller, but not otherwise.

EXECUTED this 22nd day of October, 2003, but effective as of the above-stated Effective Time.

SELLER
CodeAmerica Investments, LLC:

/s/ William M. Cox
By: William M. Cox
Title: Managing Member

STATE OF TN	)
COUNTY OF Shelby	)

This instrument was acknowledged before me on October 14, 2003 by William M. Cox as Managing Member of CodeAmerica Investments, LLC, a Nevada Limited Liability Company, on behalf of said entity.
My Commission Expires: MY COMMISSION EXPIRES OCT. 26, 2004	/s/ Joyce A. Young Notary Public, State of TN

"EXHIBIT A"

Attached to and made a part of that certain Assignment
and Bill of Sale dated effective as of September 1, 2000.

LEASE SCHEDULE
FREESTONE COUNTY, TEXAS
LEASE NO.	LESSOR	LESSEE	LEASE DATE	EXPIRATION DATE	RECORDATION Volume Page
FRTX0004-00	Sharon Wilson	Gypsy Mining & Exploration, LLC	10/21/99	10/21/01	1108/209
FRTX0004-01	Charles M. Wood	Gypsy Mining & Exploration, LLC	10/31/99	10/31/01	1108/211
FRTX0003-04	Malcom M. Wood	Gypsy Mining & Exploration, LLC	12/09/99	12/09/01	1108/207
FRTX0003-03	William R. Wood	Gypsy Mining & Exploration, LLC	12/30/99	12/30/01	1108/205
FRTX0003-02	Jane Wood Tackett	Gypsy Mining & Exploration, LLC	12/30/99	12/30/01	1108/203
FRTX0003-01	Joe Neil Wood	Gypsy Mining & Exploration, LLC	12/28/99	12/28/01	1108/201
FRTX0003-00	Mary Wood Richter	Gypsy Mining & Exploration, LLC	12/31/99	12/31/01	1108/199
FRTX0002-00	Charles Mervil Wood	Gypsy Mining & Exploration, LLC	12/08/99	12/08/01	1108/197
FRTX0001-00	C. M. Wood, Agent	Gypsy Mining & Exploration, LLC	12/08/99	12/08/01	1108/195
FRTX0001-01	Oressia Tippens Crawley, et al	Gypsy Mining & Exploration, LLC	02/07/00	02/07/02	1111/210